UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2005

Sharper Image Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-15827	94-2493558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Davis Street, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2005, the Compensation Committee of the Board of Directors of Sharper Image Corporation (the “Company”) approved the accelerated vesting of all unvested options that have an exercise price of $22 or greater and are held by current employees and officers. This accelerated vesting will affect options with respect to approximately 875,000 shares of the Company’s common stock. This acceleration is effective immediately.

The primary purpose of the accelerated vesting is to eliminate future compensation expense the Company would otherwise recognize in its income statement with respect to these accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective in 2005. Because these options have exercise prices significantly in excess of the Company’s current stock price which was $16.90 as of January 24, 2005, the Company believes that these options may not be offering sufficient incentive to the employees when compared to the potential future compensation expense that would have been attributable to the options. The estimated maximum future expense that is eliminated is approximately $8.4 million. In addition to the accounting consequences, the Committee believes that the accelerated vesting may have a positive effect on employee morale and retention.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Dated: January 28, 2005	By:	/s/ Tracy Y. Wan
	Name:	Tracy Y. Wan
	Title:	President, Chief Operating Officer

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